Exhibit 99.1

SAKS INCORPORATED ANNOUNCES JUNE COMPARABLE STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (July 8, 2010)—Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that owned sales totaled $237.9 million for the five weeks ended July 3, 2010 compared to $230.2 million for the five weeks ended July 4, 2009, a 3.4% increase. Comparable store sales increased 2.5% for the month.

On a quarter-to-date basis, for the two months ended July 3, 2010, owned sales totaled $415.4 million compared to $396.2 million for the two months ended July 4, 2009, a 4.9% increase. Comparable store sales increased 3.9% for the two months.

On a year-to-date basis, for the five months ended July 3, 2010, owned sales totaled $1,072.3 million compared to $1,011.3 million for the five months ended July 4, 2009, a 6.0% increase. Comparable store sales increased 5.3% for the five months.

For June, the strongest categories at Saks Fifth Avenue stores were women’s sportswear, dresses, handbags, cosmetics, and fashion jewelry. Saks Direct performed well during the month. The Company reduced its year-over-year promotional activity in June.

Saks Incorporated operates 53 Saks Fifth Avenue stores, 55 Saks OFF 5TH stores, and saks.com.

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